Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 7	Trade Date: 10/10/02
(To Prospectus dated July 22, 2002)	Issue Date: 10/16/02

The date of this Pricing Supplement is October 10, 2002

CUSIP or Common Code:	41013MBA7	41013MBB5	41013MBC3	41013MBD1

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$3,738,240.00	$2,033,132.00	$2,496,975.00	$604,176.00

Discounts and Commissions:	1.000%	1.400%	1.500%	1.600%

Reallowance:	0.150%	0.200%	0.200%	0.275%

Dealer:	99.200%	98.800%	98.800%	98.600%

Maturity Date:	10/15/07	10/15/10	10/15/12	10/15/14

Stated Annual Interest Rate:	3.500%	4.200%	4.650%	4.800%

Interest Payment Frequency:	Quarterly	Monthly	Monthly	Monthly

First Payment Date:	1/15/03	11/15/02	11/15/02	11/15/02

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[1]
For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 7	Trade Date: 10/10/02
(To Prospectus dated July 22, 2002)	Issue Date: 10/16/02

The date of this Pricing Supplement is October 10, 2002

CUSIP or Common Code:	41013MBE9	41013MBF6	41013MBG4

Price to Public:	100.000%	100.000%	100.000%

Proceeds to Issuer:	$6,333,740.00	$951,107.50	$8,326,545.00

Discounts and Commissions:	2.000%	2.250%	2.750%

Reallowance:	0.350%	0.350%	0.350%

Dealer:	98.350%	98.000%	97.600%

Maturity Date:	10/15/17	10/15/22	10/15/27

Stated Annual Interest Rate:	5.200%	5.350%	5.600%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	11/15/02	11/15/02	11/15/02

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	Yes	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	10/15/05 Callable one time only at 100% on call date above with 30 days notice.	N/A	10/15/07 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]
For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.